Exhibit 99.1

Press Release

July 23, 2010

SOURCE: MidCarolina Financial Corporation

Contacts:	Charles T. Canaday, Jr.	Chris Redcay
	President and CEO	Sr Vice President and CFO
	336-538-1600	336-538-1600

Source: MidCarolina Financial Corporation

MidCarolina Financial Corporation Announces Results for 2nd Quarter 2010.

BURLINGTON, N.C., /PRNewswire-FirstCall/ — MidCarolina Financial Corporation (OTC Bulletin Board: MCFI - News) today reported total assets of $561.0 million at June 30, 2010, an increase of $12.0 million, or 2%, when compared to the $549.0 million reported at June 30, 2009. Total loans, net of mortgage loans held-for-sale, were $425.5 million at June 30, 2010, a decrease of $16.7 million, or 4%, from levels a year ago. Deposit totals at the end of the second quarter were $488.9 million, an increase of $13.2 million, or 3%, when compared to 2009 second quarter balances.

For the three month period ended June 30, 2010 net income available to common shareholders was $617,000, an increase of $8,000 when compared to the $609,000 reported for the second quarter of 2009. Basic and diluted earnings per common share were $0.13 and $0.12 for the quarters ended June 30, 2010, and 2009 respectively.

For the six month period ended June 30, 2010, net income available to common shareholders was $279,000 compared to net income available to common shareholders of $950,000 reported for the 2009 period. Basic and diluted earnings per common share were $0.06 for the first six months of 2010, compared to $0.19 for the six months ended June 30, 2009.

Commenting on these results, Charles T. Canaday, Jr., President and CEO, said, “The second quarter of 2010 showed quarterly earnings improvement over the past several quarters. We are pleased with that trend, as well as our strong capital position and efficiency trends. We have focused on these areas given the ongoing financial and economic and uncertainties, both in our local markets and beyond. Some of our housing and commercial real estate borrowers continue to suffer from poor product demand and struggle to meet their debt servicing obligations, causing the Bank’s nonperforming assets and loan charge-offs to increase. In this environment, we have continued to increase our allowance for loan losses. We are pleased with the growth we have cultivated within our deposit base in our existing markets. MidCarolina continues to enjoy a growing customer base as commercial and retail businesses choose MidCarolina as their financial partner.”

MidCarolina Bank is a wholly-owned subsidiary of MidCarolina Financial Corporation. The Bank provides a complete line of banking services to individuals and businesses through its six full-service banking offices and two limited-service offices located in the cities of Burlington, Graham, Greensboro and Mebane, North Carolina. MidCarolina Bank, a wholly owned subsidiary of MidCarolina Financial Corporation, also provides the Bank’s markets with access to personalized full brokerage services through a separate registered broker dealer for stocks, bonds and mutual funds and an array of insurance products.

MidCarolina Bank is insured by the FDIC, is an equal housing lender and an equal opportunity employer.

Disclaimer Regarding “Forward Looking Statements”

Statements in this press release and its exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC’s Internet website at www.sec.gov or through our Internet website at www.midcarolinabank.com. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “feels,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of forward-looking statements include, but are not limited to (a) pressures on our earnings, capital and liquidity resulting from current and future conditions in the credit and capital markets, (b) continued or unexpected increases in credit losses in our loan portfolio, (c) continued adverse conditions in the economy and in the real estate market in our banking markets (particularly those conditions that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of collateral that secures our loans),(d) the financial success or changing strategies of our customers, (e) actions of government regulators, or change in laws, regulations or accounting standards, that adversely affect our business, (f) changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold, (g) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against other financial institutions in our banking markets, and (h) other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements included in this press release are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

PERFORMANCE SUMMARY

MIDCAROLINA FINANCIAL CORPORATION

(Dollars in thousands, except per share and share data)

	For the Three Months Ended June 30,		% Change
	2010	2009
	(Unaudited)	(Unaudited)
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$6,563	$6,944	-5.5%
Interest expense	2,196	2,691	-18.4%

Net interest income	4,367	4,253	2.7%
Provision for loan losses	875	800	9.4%

Net interest income after provision for loan losses	3,492	3,453	1.1%

Noninterest income	560	584	-4.1%
Noninterest expense	3,049	3,139	-2.9%

Income before income tax expense	1,003	898	11.7%
Provision for income taxes	282	185	52.4%

Net income	721	713	1.1%
Dividends on preferred stock	(104)	(104)	—

Net income available to common shareholders	$617	$609	1.3%

PER SHARE DATA
Earnings per common share, basic	$0.13	$0.12
Earnings per common share, diluted	0.13	0.12

	For the Six Months Ended June 30,		% Change
	2010	2009
	(Unaudited)	(Unaudited)
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$13,167	$13,780	-4.5%
Interest expense	4,386	5,692	-22.9%

Net interest income	8,781	8,088	8.6%
Provision for loan losses	3,475	1,935	79.6%

Net interest income after provision for loan losses	5,306	6,153	-13.8%

Noninterest income	1,241	1,318	-5.8%
Noninterest expense	5,891	5,926	-0.6%

Income before income tax expense	656	1,545	-57.5%
Provision for income taxes	169	387	-56.3%

Net income	487	1,158	-57.9%
Dividends on preferred stock	(208)	(208)	—

Net income available to common shareholders	$279	$950	-70.6%

PER SHARE DATA
Earnings per common share, basic	$0.06	$0.19
Earnings per common share, diluted	0.06	0.19

QUARTERLY PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets - Annualized	0.52%	0.52%
Return on average common equity - Annualized	6.98%	7.55%
Net yield on earning assets (taxable equivalent)	3.24%	3.26%
Equity to assets ratio, end of period	7.28%	7.03%
Allowance for loan losses as a percentage of total loans, end of period	2.01%	1.47%
Non-performing assets to total assets, end of period	2.65%	1.27%
Ratio of net charge-offs to average loans outstanding	0.52%	0.24%

	As of June 30,		% Change
	2010	2009
	(Unaudited)	(Unaudited)
SELECTED BALANCE SHEET DATA
End of period balances
Total loans, net of mortgages held-for-sale	$425,538	$442,202	-3.8%
Allowance for loan losses	8,539	6,482	31.7%
Loans, net of allowance for loan losses	416,999	435,720	-4.3%
Securities, available for sale	71,700	69,969	2.5%
Total Assets	561,004	549,012	2.2%

Deposits:
Noninterest-bearing deposits	39,742	44,323	-10.3%
Interest-bearing demand and savings	237,384	116,885	103.1%
CD’s and other time deposits	211,795	314,537	-32.7%

Total deposits	488,921	475,745	2.8%

Borrowed Funds	29,764	33,764	-11.9%
Total interest-bearing liabilities	478,943	465,186	3.0%
Shareholders’ Equity	40,851	38,583	5.9%